Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                        For the Month of February 1999
                      Distribution Date of March 22, 1999
                           Servicer Certificate #29

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $143,821,999.66
Beginning Pool Factor                                           0.2956214

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $8,122,129.58
     Interest Collected                                     $1,154,198.48

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $127,798.03
Total Additional Deposits                                     $127,798.03

Repos / Chargeoffs                                            $133,022.68
Aggregate Number of Notes Charged Off                                  91

Total Available Funds                                       $9,404,126.09

Ending Pool Balance                                       $135,566,847.40
Ending Pool Factor                                              0.2786532

Servicing Fee                                                 $119,851.67

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,032,008.66
     Target Percentage                                               2.50%
     Target Balance                                         $3,389,171.19
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                     ($301,861.40)
     Ending Balance                                         $9,730,147.26

Current Weighted Average APR:                                       9.808%
Current Weighted Average Remaining Term (months):                   24.72

Delinquencies                                            Dollars         Notes
     Installments:              1 - 30 days          $1,698,631.10       1,329
                                31 - 60 days           $396,475.45         351
                                60+  days              $137,300.45          91

     Total:                                          $2,232,407.00       1,346

     Balances:                  60+  days            $2,057,934.00          91

Memo Item - Reserve Account
     Prior Month                                     $9,730,147.26
+    Invest. Income                                     $39,635.73
+    Excess Serv.                                      $262,225.67
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $10,032,008.66

Exhibit 20.3
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of February 1999

                                                                      NOTES
                                                                                                       CLASS B         CLASS C
                                     TOTAL         CLASS A - 1      CLASS A - 2      CLASS A - 2     CERTIFICATES    CERTIFICATES
                                $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%            0.00%          93.50%           3.50%            3.00%
     Coupon                                               5.490%           5.930%          6.330%          6.500%           7.450%

Beginning Pool Balance          $143,821,999.66
Ending Pool Balance             $135,566,847.40

Collected Principal               $8,122,129.58
Collected Interest                $1,154,198.48
Charge - Offs                       $133,022.68
Liquidation Proceeds / Recoveries   $127,798.03
Servicing                           $119,851.67
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service                $9,284,274.42

Beginning Balance               $143,821,999.66            $0.00            $0.00  $127,566,685.51   $8,761,502.14   $7,493,812.01

Interest Due                        $766,896.49            $0.00            $0.00      $672,914.27      $47,458.14      $46,524.08
Interest Paid                       $766,896.49            $0.00            $0.00      $672,914.27      $47,458.14      $46,524.08
Principal Due                     $8,255,152.26            $0.00            $0.00    $7,718,567.36     $288,930.33     $247,654.57
Principal Paid                    $8,255,152.26            $0.00            $0.00    $7,718,567.36     $288,930.33     $247,654.57

Ending Balance                  $135,566,847.40            $0.00            $0.00  $119,848,118.15   $8,472,571.81   $7,246,157.44
Note / Certificate Pool Factor                            0.0000           0.0000           0.5068          0.4976          0.4970
   (Ending Balance / Original Pool Amount)
Total Distributions               $9,022,048.75            $0.00            $0.00    $8,391,481.63     $336,388.47     $294,178.65

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                      $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                    $262,225.67
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $10,032,008.66
(Release) / Draw                   ($301,861.40)
Ending Reserve Acct Balance       $9,730,147.26

Exhibit 20.3
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of February 1999


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   6                5               4                 3               2                 1
                                Sep-98           Oct-98          Nov-98            Dec-98          Jan-99            Feb-99
Beginning Pool Balance     $193,913,492.49  $182,373,160.00  $170,823,403.34  $162,309,561.84  $151,886,233.62  $143,821,999.66

A)  Loss Trigger:
    Principal of Contracts
      Charged Off              $168,833.38      ($28,273.17)     $215,780.40      $315,828.47      $107,497.16      $133,022.68
    Recoveries                 $592,855.90      $296,774.69      $297,069.82       $93,295.92      $209,822.28      $127,798.03

Loss Trigger - Reserve Account Balance                                  Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)            $503,335.70               Total Charged off (Months 1 - 6)          $912,688.92
  Total Recoveries (Months 3, 2, 1)             $430,916.23               Total Recoveries (Months 1 - 6)         $1,617,616.64
  Net Loss / (Recoveries) for 3 Mos              $72,419.47(a)            Net Loss/(Recoveries) for 6 Mos.         ($704,927.72)(c)

  Total Balance (Months 5, 4, 3)            $515,506,125.18(b)            Total Balance (Months 1 - 6)        $1,005,127,850.95(d)

  Loss Ratio Annualized  [(a/b) * (12)]              0.1686%              Loss Ratio Annualized [(c/d) (12)]           -0.84160%

  Trigger:  Is Ratio > 1.5%                              No               Trigger:  Is Ratio > 6.0%                          No

                                                                                   Dec-98          Jan-99            Feb-99
B)   Delinquency Trigger:                                                       $1,893,471.25    $2,518,530.90    $2,057,934.00
     Balance delinquency 60+ days                                                    1.16658%         1.65817%          1.43089%
     As % of Beginning Pool Balance                                                  1.27615%         1.46590%          1.41855%
     Three Month Average

Trigger:  Is Average > 2.0%                              No

C)   Noteholders Percent Trigger:                    2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer